MODIFICATION AGREEMENT No. 2 TO
                                PROMISSORY NOTES

This MODIFICATION AGREEMENT No. 2 is made as of June 1, 2005 between Infinite Group, Inc., a Delaware corporation with offices at 595 Blossom Road, Suite 309, Rochester, NY 14610 ("Borrower") and Northwest Hampton Holdings, LLC, a New York limited liability company with an address at 6640 Golf View Rise, Victor, NY 14564 ("NWHH").

WHEREAS, NWHH is the holder of eight (8) Promissory Notes originally issued by the Borrower to Northeast Hampton Holdings, LLC ("NEHH"), as described in more detail in the attached Schedule A (collectively, the Notes); and

WHEREAS, NEHH has assigned the Notes to NWHH pursuant to an Assignment of Promissory Notes dated December 1, 2004; and

WHEREAS, NWHH and the Borrower are parties to a Modification Agreement to Promissory Notes dated December 1, 2004 pursuant to which, among other things, the parties agreed that the holder shall have the right in its sole discretion upon written notice to the Borrower at any time after September 1, 2005 to convert all or part of the principal amount of the Notes, together with accrued and unpaid interest, for common stock of the Borrower at the conversion rate of $.05 per share, as adjusted to reflect stock splits, distributions, recapitalizations, etc.; and

WHEREAS, the parties desire to modify the terms and conditions of the Promissory Notes as follows:

NOW, THEREFORE, the parties agree as follows:

      1) The Notes and each of them are modified to provide that the holder shall have the right in its sole discretion upon written notice to the Borrower at any time after November 30, 2005 to convert all or part of the principal amount of the Notes, together with accrued and unpaid interest, for common stock of the Borrower at the conversion rate of $.05 per share, as adjusted to reflect stock splits, distributions, recapitalizations, etc.

      2) Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and NWHH have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

-----------------------------------------
By: Michael S. Smith, President

NORTHWEST HAMPTON HOLDINGS, LLC

---------------------------------
By: James A. Villa, President


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                   PROMISSORY NOTES OF INFINITE GROUP, INC.
                 IN FAVOR OF NORTHEAST HAMPTON HOLDINGS, LLC

Holder                       Principal Amt                       Date

Northeast Hampton

Holdings, LLC                  $100,000                        1/16/03
Northeast Hampton
Holdings, LLC                  $100,000                        7/17/03
Northeast Hampton
Holdings, LLC                  $    800                        9/10/03
Northeast Hampton
Holdings, LLC                  $  3,000                        11/5/03
Northeast Hampton
Holdings, LLC                  $ 40,000                        11/6/03
Northeast Hampton
Holdings, LLC                  $ 50,000                       11/21/03
Northeast Hampton
Holdings, LLC                  $  2,000                        1/30/04
Northeast Hampton
Holdings, LLC                  $ 22,000                        3/11/04